UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 24, 2025
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6133 N. River Road, Suite 500, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 24, 2025, in connection with equity grants to named executive officers under the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan, as amended (the “Plan”), and the Littelfuse/IXYS Corporation Long-Term Incentive Plan (the “LF/IXYS Plan”), the Board of Directors (the “Board”) of Littelfuse, Inc. (the “Company”) approved: (i) a new form of restricted stock unit award agreement for grants of restricted stock units to executive officers under the Plan (the “RSU Award Agreement”), (ii) a new form of performance share award agreement for grants of performance share units to executive officers under the Plan (the “PSU Award Agreement”), and (iii) a new form of restricted stock unit award agreement for grants of restricted stock units to executive officers under the LF/IXYS Plan (the “Littelfuse/IXYS RSU Award Agreement” and, collectively with the RSU Award Agreement, and the PSU Award Agreement, the “Award Agreements”). Each of the Award Agreements has material terms that are substantially similar to those in the forms of award agreements last approved by the Board and previously disclosed by the Company except that (i) the updated Award Agreements provide for the accrual of dividend equivalent rights on the grants, and (ii) the format of the Award Agreements has been updated and the Company has made certain ministerial and conforming changes.

Such descriptions of the terms of the new forms of each of the Award Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the new form of Award Agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 hereto and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2025, the Company held its 2025 Annual Meeting of Stockholders. A quorum was present at the meeting as required by the Company’s Bylaws. The results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

The eight director nominees were elected to serve as directors until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, by the votes set forth below.

Nominee	For	Against	Abstain	Broker Non-Votes
Kristina A. Cerniglia	21,832,677	889,558	8,182	810,654
Tzau-Jin Chung	21,262,086	1,423,886	44,445	810,654
Gayla J. Delly	22,376,494	308,777	45,146	810,654
Maria C. Green	22,375,957	309,212	45,248	810,654
Anthony Grillo	20,407,005	2,316,341	7,071	810,654
Gregory N. Henderson	22,257,403	465,946	7,068	810,654
Gordon Hunter	21,985,808	737,948	6,661	810,654
William P. Noglows	21,622,429	1,100,980	7,008	810,654

Proposal 2: Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
17,265,338	5,448,440	16,639	810,654

Proposal 3: Approval and Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors

The appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2025 fiscal year ending December 27, 2025 was approved and ratified, by the votes set forth below.

For	Against	Abstain
23,520,573	7,576	12,922

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (Tier I) under the Amended and Restated Littelfuse Long-Term Incentive Plan
10.2	Form of Performance Share Award Agreement (Tier I) under the Amended and Restated Littelfuse Long-Term Incentive Plan
10.3	Form of Restricted Stock Unit Award Agreement (Tier I) under the Littelfuse/IXYS Corporation Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: April 28, 2025	By: /s/ Ryan K. Stafford
Executive Vice President, Chief Legal Officer and Corporate Secretary